Exhibit 3(i)

CERTIFICATE OF INCORPORATION

OF

UDEC PHARMACEUTICALS, INC.

FIRST. The name of the Corporation is UDEC Pharmaceuticals, Inc.

SECOND. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is 12,000,000 shares of common stock of the par value of $.0001 per share, all of the same class.

FIFTH. The name and mailing address of the incorporator is Esther Sasson, c/c Shea & Gould, 1251 Avenue of the Americas, New York, NY 10020.

SIXTH. Election of directors need not be by written ballot.

SEVENTH. The Board of Directors is authorized to adopt, amend, or repeal the By-Laws of the Corporation except as and to the extent provided in the By-Laws.

EIGHTH. Any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including attorneys’ fees), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article EIGHTH.

Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article EIGHTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-Laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

NINTH. No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 at the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, I have made, signed, and sealed this Certificate of Incorporation this 28th day of January, 1992.

/s/ Esther K. Sasson (L.S.)
Esther K. Sasson, Incorporator

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

UDEC PHARMACEUTICALS, INC.

UDEC Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of UDEC Pharmaceuticals, Inc. duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the proposed amendment be placed before the stockholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by restating Article FOURTH thereof to read in its entirety as follows:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 40,000,000 shares of common stock of the par value of $.0001 per share, all of the same class.

SECOND: That thereafter, the stockholders of said corporation, by unanimous written consent, in accordance with Section 228 of the General Corporation Law of the State of Delaware, approved said amendment to the Certificate of Incorporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm, under penalties of perjury that the Certificate is the act and deed of the Corporation and the facts stated herein are true.

Date: March 5, 1992	/s/ Leonard Bell
Leonard Bell, M.D.
President

ATTEST:

/s/ David Blech
David Blech
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

UDEC PHARMACEUTICALS, INC.

UDEC Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of UDEC Pharmaceuticals, Inc. duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the proposed amendment be placed before the stockholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by restating Article FIRST thereof to read in its entirety as follows:

FIRST: The name of the Corporation is Alexion Pharmaceuticals, Inc.

SECOND: That thereafter, the stockholders of said corporation, by unanimous written consent, in accordance with Section 228 of the General Corporation Law of the State of Delaware, approved said amendment to the Certificate of Incorporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm, under penalties of perjury that the Certificate is the act and deed of the Corporation and the facts stated herein are true.

Date: November 9, 1992	/s/ Leonard Bell
Leonard Bell, M.D.
President

ATTEST:

/s/ Leonard Bell
Leonard Bell
Secretary

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

ALEXION PHARMACEUTICALS, INC.

Alexion Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of Alexion Pharmaceuticals, Inc. duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the proposed amendment be placed before the stockholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by restating Article FOURTH thereof to read in its entirety as follows:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 60,000,000 shares of common stock of the par value of $.0001 per share, all of the same class.

SECOND: That thereafter, the stockholders of said corporation, by written consent, in accordance with Section 228 of the General Corporation Law of the State of Delaware, approved said amendment to the Certificate of Incorporation, and also in accordance with Section 228 notice was given to those stockholders who had not consented in writing.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm, under penalties of perjury that the Certificate is the act and deed of the Corporation and the facts stated herein are true.

Date: February 1, 1993	/s/ Leonard Bell
Leonard Bell, M.D.
President

ATTEST:

/s/ David Blech
David Blech
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

ALEXION PHARMACEUTICALS, INC.

(Pursuant to Section 242 of the General

Corporation Law of Delaware)

ALEXION PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Corporation’s Board of Directors on September 30, 1994, the Board of Directors of the Corporation duly adopted a resolution setting forth the proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the proposed amendment be placed before the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by restating Article FOURTH thereof to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 80,000,000 of which 60,000,000 shares shall be Common Stock of the par value of $0.0001 per share and 20,000,000 shares shall be Preferred Stock of the par value of $0.0001 per share.

A. Preferred Stock. The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the Delaware General Corporation Law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

Upon the filing of this amendment to the Certificate of Incorporation, as heretofore amended, whereby Article FOURTH is amended in its entirety to read as set forth herein, each four (4) issued and outstanding shares of Common Stock of the Corporation shall automatically and without further action on the part of the holder thereof be combined into one (1) share of validly issued, fully paid and non-assessable shares of Common Stock of the Corporation. No scrap or fractional shares will be issued by reason of this amendment.”

SECOND: That pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation and was duly adopted by the stockholders of the Corporation pursuant to a written consent in accordance with the applicable provisions of Section 228 of the General Corporation Law of Delaware, and in accordance with such Section 228 written notice has been given to those stockholders who have not consented in writing.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm, under penalties of perjury that the Certificate is the act and deed of the corporation and the facts stated herein are true.

Date: November 7, 1994	/s/ Leonard Bell
Leonard Bell, M.D.
President

ATTEST:

/s/ David Keiser

CERTIFICATE OF AMENDMENT

OF

THE CERTIFICATE OF INCORPORATION

OF

ALEXION PHARMACEUTICALS, INC.

(Pursuant to Section 242 of the General

Corporation Law of Delaware)

ALEXION PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted a resolution setting forth the proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the proposed amendment be placed before the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by restating Article FOURTH thereof to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 30,000,000 of which 25,000,000 shares shall be Common Stock of the par value of $0.0001 per share and 5,000,000 shares shall be Preferred Stock of the par value of $0.0001 per share.

A. Preferred Stock. The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the Delaware General Corporation Law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

Upon the filing of this amendment to the Certificate of Incorporation, as heretofore amended, whereby Article FOURTH is amended in its entirety to read as set forth herein, each two and one-half (2.5) issued and outstanding shares of Common Stock of the Corporation shall automatically and without further action on the part of the holder thereof be combined into one (1) share of validly issued, fully paid and non-assessable shares of Common Stock of the Corporation. No scrip or fractional shares will be issued by reason of this amendment.”

SECOND: That pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation and was duly adopted by the stockholders of the Corporation pursuant to a written consent in accordance with the applicable provisions of Section 228 of the General Corporation Law of Delaware, and in accordance with such Section 228 written notice has been given to those stockholders who have not consented in writing.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, the undersigned have signed this Certificate and affirm, under penalties of perjury that the Certificate is the act and deed of the corporation and the facts stated herein are true.

Date: January 5, 1995*	/s/ Leonard Bell
Leonard Bell, M.D.
President

ATTEST:

/s/ David Keiser

* Filed on January 5, 1996.

CERTIFICATE OF DESIGNATION OF JUNIOR

PARTICIPATING CUMULATIVE PREFERRED STOCK

Par Value $1.00 Per Share

of

ALEXION PHARMACEUTICALS, INC.

Pursuant to Section 151 of the General Corporation

Law of the State of Delaware

We, Leonard O. Bell, President, and David Keiser, Assistant Secretary, of Alexion Pharmaceuticals, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on February 14, 1997 by the affirmative vote of a majority of the members of the Board of Directors, adopted the following resolution creating a series of one hundred and twenty thousand (120,000) shares of Preferred Stock, par value $1.00 per share;

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation; a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section (1) Designation and Amount.

The shares of such series shall be designated as Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the “Junior Preferred Stock”), and the number of shares constituting such series shall be 120,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

Section (2) Dividends and Distributions.

(A) Subject to the rights of the holders of any of any shares of preferred stock (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Stock, and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”); commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $2.50 per share ($10.00 per annum), or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares Common Stock, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock I other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall accumulate but shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section (3) Voting Rights.

The holders of shares of Junior Preferred Stock shall have the following voting rights.

(A) Subject to the provisions for adjustment as hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Junior Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by classification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or less number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in the Certificate of Incorporation, in any other certificate of designation creating a series of preferred stock or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) If at any time the Corporation shall not, have declared and paid all accrued and unpaid dividends on the Junior Preferred Stock as provided in Section 2 hereof for four consecutive Quarterly Dividend Payment Dates, then, in addition to any voting rights provided for in paragraphs (A) and (B), the holders of the Junior Preferred Stock shall have the exclusive right, voting separately as class, to elect two directors on the Board of Directors of the Corporation (such directors, the “Preferred Directors”). The right of the holders of the Junior Preferred Stock to elect the Preferred Directors shall continue until all such accrued and unpaid dividends shall have been paid. At such time, the terms of any of the Preferred Directors shall terminate. At any time when the holders of the Junior Preferred Stock shall have thus become entitled to elect Preferred Directors, a special meeting of shareholders shall be called for the purpose of electing such Preferred Directors, to be held within 30 days after the right of the holders of the Junior Preferred Stock to elect such Preferred Directors shall arise, upon notice given in the manner provided by law or the by-laws of the Corporation for giving notice of a special meeting of shareholders (provided, however, that such a special meeting shall not be called in the annual meeting of shareholders is to convene within said 30 days). At any such special meeting or at any annual meeting at which the holders of the Junior Preferred Stock shall be entitled to elect Preferred Directors, the holders of a majority of the then outstanding Junior Preferred Stock present in person or by proxy shall be sufficient to constitute a quorum for the election of such directors. The persons elected by the holders of the Junior Preferred Stock at any meeting in accordance with the terms of the preceding sentence shall become directors on the date of such election.

Section (4) Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends or, make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock except dividends paid ratably on the Junior Preferred Stock, and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding-up) to the Junior Preferred Stock; or

(iv) purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section (5) Reacquired Shares.

Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever, shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set fourth herein, in the Certificate of Incorporation, in any other certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

Section (6) Liquidation, Dissolution or Winding-Up.

Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock unless prior thereto, the holders of shares of Junior Preferred Stock shall have received the higher of (i) $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, nor shall any distribution be made (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock by reclassification or otherwise than by payment of a dividend in shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock are entitled immediately prior to such event under the provision in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section (7) Consolidation, Merger, etc.

In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section (8) No Redemption.

The shares of Junior Preferred Stock shall not be redeemable.

Section (9) Rank.

Unless otherwise provided in the Certificate of Incorporation of the Corporation or a certificate of designation relating to a subsequent series of preferred stock of the Corporation, the Junior Preferred Stock shall rank junior to all other series of the Corporation’s preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up, and senior to the Common Stock of the Corporation.

Section (10) Amendment.

The Certification of Incorporation of the Corporation, as amended, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single series.

Section (11) Fractional Shares.

Junior Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Junior Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President and attested by its Assistant Secretary this 14th day of February, 1997.

/s/ Leonard Bell
President

ATTEST:

/s/ David Keiser
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF THE AMENDED CERTIFICATE OF INCORPORATION

OF

ALEXION PHARMACEUTICALS, INC.

ALEXION PHARMACEUTICALS, INC. (hereinafter the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the Corporation is ALEXION PHARMACEUTICALS, INC.

SECOND: The Certificate of Incorporation of the Corporation is hereby amended as follows:

Article FOURTH of the Certificate of Incorporation, relating to the authorized stock of the Corporation, is hereby amended by substituting in lieu of said Article the following new Article:

“FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 150,000,000 shares of which 145,000,000 shares shall be Common Stock of the par value of $0.0001 per share and 5,000,000 shares shall be Preferred Stock of the par value of $0.0001 per share.

A. Preferred Stock. The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the Delaware General Corporation Law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote. The holders of our Common Stock do not possess any pre-emptive rights.”

THIRD. That pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation and was duly adopted by the stockholders of the Corporation pursuant to a meeting held on December 8, 2000 in accordance with the applicable provisions of Section 211 of the General Corporation Law of Delaware.

FOURTH: The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 211 and Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 21st day of December, 2000.

ALEXION PHARMACEUTICALS, INC

By:	/s/ Leonard Bell
Leonard Bell
Chief Executive Officer

CERTIFICATE OF ELIMINATION

OF THE

SERIES A CONVERTIBLE PREFERRED STOCK

(Par Value $0.0001 Per Share)

of

Alexion Pharmaceuticals, Inc.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Alexion Pharmaceuticals, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Company”), by its Vice President and General Counsel,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Company adopted the following resolutions with respect to the elimination of the Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), of the Company:

RESOLVED, that no authorized shares of Series A Preferred Stock of the Company are outstanding as of the date hereof and none will be issued pursuant to the Certificate of the Designations, Powers, Preferences and Rights of the Series A Preferred Stock of the Company as amended (the “Series A Certificate of Designations”) subsequent to the date hereof; and it is further

RESOLVED, that the proper officer or officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to file or cause to be filed with the Secretary of State of the State of Delaware a Certificate of Elimination which shall have the effect, when properly filed, of eliminating from the Certificate of Incorporation all matters set forth in the Series A Certificate of Designations.

SECOND: No authorized shares of the Series A Preferred Stock are outstanding as of the date hereof and none will be issued subsequent to the date hereof.

IN WITNESS WHEREOF, the Company has caused this Certificate of Elimination to be executed this 28 day of May, 2004.

ALEXION PHARMACEUTICALS, INC.

By:	/s/ Thomas I. H. Dubin

Thomas I. H. Dubin Vice President and General Counsel

CERTIFICATE OF ELIMINATION

OF THE

SERIES B CONVERTIBLE PREFERRED STOCK

(Par Value $0.0001 Per Share)

of

Alexion Pharmaceuticals, Inc.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Alexion Pharmaceuticals, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Company”), by its Vice President and General Counsel,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Company adopted the following resolutions with respect to the elimination of the Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), of the Company:

RESOLVED, that no authorized shares of Series B Preferred Stock of the Company are outstanding as of the date hereof and none will be issued pursuant to the Certificate of the Designations, Powers, Preferences and Rights of the Series B Preferred Stock of the Company (the “Series B Certificate of Designations”) subsequent to the date hereof; and it is further

RESOLVED, that the proper officer or officers of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to file or cause to be filed with the Secretary of State of the State of Delaware a Certificate of Elimination which shall have the effect, when properly filed, of eliminating from the Certificate of Incorporation all matters set forth in the Series B Certificate of Designations.

SECOND: No authorized shares of the Series B Preferred Stock are outstanding as of the date hereof and none will be issued subsequent to the date hereof.

IN WITNESS WHEREOF, the Company has caused this Certificate of Elimination to be executed this 28 day of May, 2004.

ALEXION PHARMACEUTICALS, INC.

By:	/s/ Thomas I. H. Dubin

Thomas I. H. Dubin Vice President and General Counsel